Exhibit 10.5

AMENDMENT NO. 2

INTERNATIONAL PAPER COMPANY

UNFUNDED SUPPLEMENTAL RETIREMENT PLAN

FOR SENIOR MANAGERS

The International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers, as amended and restated January 1, 2008 (the “SERP”), is hereby amended effective the 14th day of October 2008, as follows:

1. By deleting Section 4 in its entirety and inserting the following language in lieu thereof:

“4. Vesting.

An Eligible Employee who has attained his or her Vesting Date while employed by the Company shall be vested in his or her retirement benefits under the Plan.

For purposes of the Plan, “Vesting Date” shall mean:

(A) his or her attainment of age 55; and

(B) completion of five years of Vesting Service.”

2. By inserting the following language as a new paragraph immediately following the end of Section 5(A)(iii):

“An Eligible Employee’s Supplemental Benefit shall be reduced by 4% for each year that commencement of payment precedes age 62. Notwithstanding the foregoing, the Supplemental Benefit for any Participant who retires or whose service terminates and who has completed at least 20 years of vesting service and who has attained age 61 at termination shall not be so reduced.”

3. By inserting the following new sentence at the end of the second paragraph of Section 5(B):

“Notwithstanding the foregoing, the Supplemental Benefit for any Participant who retires or whose service terminates and who has completed at least 20 years of vesting service and who has attained age 61 at termination shall not be so reduced.”

4. By inserting the following new sentence at the end of the fourth paragraph of Section 5(C):

“Notwithstanding the foregoing, the Supplemental Benefit for any Participant who retires or whose service terminates and who has completed at least 20 years of vesting service and who has attained age 61 at termination shall not be so reduced.”

5. By deleting Section 5(D) in its entirety and inserting the following language in lieu thereof:

“D. Time of Payment of the Supplemental Benefit.

As specified in Section 6 below, for an Eligible Employee who terminates employment following his or her Vesting Date, payment of the Supplemental Benefit shall be made following his or her Retirement Date (unless terminated prior to such Retirement Date as a result of a Change in Control) in accordance with, and at the time specified, under the applicable provision of Section 6.

For purposes of the Plan, “Retirement Date” shall mean the first of the month following the Eligible Employee’s termination of employment with the Company and the earlier to occur of:

(i) his or her attainment of age 55 and completion of 10 years of Vesting Service; or

(ii) his or her attainment of age 65 and completion of five years of Vesting Service.”

6. By deleting Section 5(F) in its entirety.